EXHIBIT 99.1
                                                                    ------------
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Columbia Banking System, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William T. Weyerhaeuser, Chairman and Chief Executive Officer, Melanie J. Dressel, President and Chief Operating Officer of the Company and President and Chief Executive Officer of Columbia State Bank, and Gary R. Schminkey, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:   November 13, 2002



   /s/ William T. Weyerhaeuser                /s/ Melanie J. Dressel
-------------------------------------      -------------------------------------
William T. Weyerhaeuser                    Melanie J. Dressel
Chairman and Chief Executive Officer       President and Chief Operating Officer
                                           Columbia Banking System, Inc.

                                           President and Chief Executive Officer
                                           Columbia State Bank

   /s/ Gary R. Schminkey
-------------------------------------
Gary R. Schminkey
Executive Vice President and
Chief Financial Officer